EXHIBIT 10.4

SECURED PROMISSORY NOTE

$65,000	Dated as of May 18, 2016

THIS SECURED PROMISSORY NOTE (this “Note”), was entered into as of this 18th day of May, by and between Franchise Holdings International, Inc. (“Maker”), and Kodiak Capital Group, LLC (“Payee”), in light of the following facts and circumstances:

WHEREAS, Payee has loaned to Maker, in services and commitment, the sum of $65,000, provided that: (i) Maker enters into this Note, and (ii) concurrent with the execution of this Note: Maker executes and delivers the Stock Pledge Agreement (as defined below).

NOW, THEREFORE, in light of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Maker and Payee hereby agree as follows:

FOR VALUE RECEIVED, Maker hereby promises to pay to Payee, at its office or at such other place as may be designated in writing by the holder of this Note, the principal sum of Sixty Five Thousand Dollars ($65,000) (the “Principal”), as described below.

1. Interest Rate. This Note shall not bear interest.

2. Payment. Except as described herein, Maker shall pay to Payee, on the date nine (9) months from May 18, 2016 (the “Maturity Date”), the principal outstanding balance owing under this Note.

3. Late Charges. In the event that payment is not received within thirty (30) days of the Maturity Date, then in addition to any default interest payments due hereunder, Maker shall also pay within twenty (20) days a late charge in an amount equal to one percent (1%) of the amount of such overdue payment, reoccurring after each twenty (20) day period following the Maturity Date.

4. Default Interest Rate. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to ten percent (10%), per annum, or if such increased rate of interest may not be contracted for, charged, or collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Maker under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Default interest chargeable hereunder shall be calculated on the basis of three hundred sixty (360) day year for the actual number of days elapsed. Interest not paid when due with respect to any obligation evidenced hereby shall be added to the unpaid principal balance owing under this Note and shall thereafter bear interest at the same rate applicable to the unpaid principal balance of this Note.

5. Maker’s Agreements. Maker hereby acknowledges that it would be extremely difficult or impracticable to determine Payee’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this Note or in any document entered into in connection with this Note, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee’s discretion.

6. Voluntary Prepayment. Maker may, at any time, prepay the obligations evidenced by this Note.

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7. Lawful Money. All principal and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds.

8. Waivers. Maker, for itself and its legal representatives, heirs, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

9. Event Of Default; Security Interests; Guaranties; Reconveyance Of Deed Of Trust.

A. Event of default. The following events shall constitute and be referred to herein as an “Event of Default”:

(i) the failure of Maker to make the payments owing under this Note in a timely manner; or

(ii) the initiation of bankruptcy proceedings by Maker.

Upon an Event of Default, the unpaid principal balance of this Note shall be due and payable immediately, at Payee’s option, without presentment, demand, protest, or notice of protest, of any kind, all of which are hereby expressly waived.

B. Security Interests. It is agreed that this Note is secured by that certain Stock Pledge Agreement dated of even date herewith by and among Maker and the named affiliate of Maker thereunder in favor of Payee (the “Stock Pledge Agreement”). Concurrent with the execution of this Note, Maker will execute and cause the execution and delivery of the Security Agreement.

10. Defense Waivers. Maker hereby waives any right to assert against Payee any defense (legal or equitable), set off, counterclaim, or claims which Maker individually may now or any time hereafter have against any other party liable to Payee in any manner or way whatsoever.

11. No Implied Waivers. No act, failure, or delay by Payee shall constitute a waiver of any of Payee’s rights and remedies. No single or partial waiver by Payee of any provision of this Note, or of a breach or default hereunder or thereunder, or of any right or remedy which Payee may have, shall operate as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion. No waiver by Payee shall affect Payee’s rights to require strict performance of this Note.

12. BUSINESS PURPOSE. MAKER HEREBY ACKNOWLEDGES AND AGREES THAT THE SERVICES AND/OR PROCEEDS OF THE LOAN EVIDENCED BY THIS NOTE WERE NOT USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

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13. Attorneys’ Fees. In the event it should become necessary to employ counsel to construe or enforce this Note, Maker agrees to pay the reasonable attorneys' fees and costs of the Payee, irrespective of whether suit is brought, including, without limitation, any and all pre-judgment and post-judgment attorneys' fees and costs incurred (including, without limitation, fees and costs incurred in connection with any matter arising under Title 11 of the United States Code).

14. Lawful Rate. Notwithstanding anything to the contrary contained in this Note, Maker shall not be obligated to pay, and the holder hereof shall not be entitled to charge, collect, receive, reserve, or take interest (“interest” being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid under this Note) in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate. For purposes of this Note, the term “applicable law” shall mean that law in effect from time to time and applicable to the transaction between Maker and the holder of this Note which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such transaction and this Note, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

15. Section Headings. Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Note.

16. Amendments in Writing; Counterparts. This Note may not be changed, modified, amended, or terminated except in a writing signed by Maker and Payee. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

17. CHOICE OF LAW AND VENUE. THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. MAKER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF.

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IN WITNESS WHEREOF, Maker and Payee have each executed this Note effective as of the amended and restated date first written above.

“Maker” FRANCHISE HOLDINGS INTERNATIONAL, INC.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	Chief Executive Officer

“Payee” KODIAK CAPITAL GROUP, LLC

By:	/s/ Ryan Hodson
Name:	Ryan Hodson
Title:	Managing Member

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